UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 23, 2011, Embassy Industries, Inc. (“Embassy”), a wholly owned subsidiary of P&F Industries, Inc. (the “Registrant”) received a payment of approximately $702,000 (the “Payment”) relating to a dispute over the sale by Embassy of certain real property arising under the Contract of Sale (the “Agreement”) between Embassy and J. D’Addario & Company, Inc. (“D’Addario”), dated January 13, 2006, as amended.  The payment was made pursuant to the Amended Judgment of the Supreme Court of the State of New York, Suffolk County, dated August 2, 2011 and entered August 4, 2011.

Embassy is also seeking to appeal such decision insofar as it did not include an additional payment by D’Addario of pre-judgment interest at the New York statutory rate of nine percent, which would have aggregated approximately $225,000. Neither the Registrant nor Embassy can predict whether such appeal will be granted and if such appeal is granted, what the outcome of such appeal would be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:	August 26, 2011
By:           /s/ Joseph A. Molino, Jr..
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer